Exhibit 5.1
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 28, 2014

Tumi Holdings, Inc.
1001 Durham Ave.
South Plainfield, New Jersey 07080

Re    Tumi Holdings, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Tumi Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Rules and Regulations"), of: (i) shares of common stock, par value $0.01 per share, of the Company ("Common Stock"); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"), which may be issued in one or more series; (iii) warrants (the "Warrants") to purchase shares of Common Stock or shares of Preferred Stock which may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") that may be entered into between the Company and one or more warrant agents to be named therein (each, a "Warrant Agent"); (v) shares of the Preferred Stock represented by depositary shares ("Depositary Shares") evidenced by depositary receipts ("Receipts"), which may be issued pursuant to one or more deposit agreements (each, a "Deposit Agreement") that may be entered into between the Company and a depositary to be named therein (each, a "Depositary"); (vi) purchase contracts (the "Purchase Contracts") which will entitle the holders thereof to purchase from the Company, and obligate the Company to sell to such holders, (1) equity securities issued by the Company or securities of third parties, a basket of such securities, an index or indices of such securities or any combination thereof, (2) currencies or (3) commodities, at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a "Purchase Contract Agreement") that may be entered into by the Company and one or more purchase contract agents to be named therein (each, a "Purchase Contract Agent"); and (vii) such indeterminate number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Warrants or Receipts, or settlement of any Purchase Contracts, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (the "Indeterminate Securities"). The Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, the Purchase Contracts and the Indeterminate Securities are collectively referred to herein as the "Securities."
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the Registration Statement;

(b)the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation") and as certified by the Secretary of the Company;

(c)the Amended and Restated Bylaws of the Company, as in effect as of the date hereof, as certified by the Secretary of the Company (the "Bylaws");

(d)a copy of certain resolutions of the Board of Directors of the Company (the "Board of Directors"), adopted on March 25, 2014, as certified by the Secretary of the Company; and

(e)a specimen certificate representing the Common Stock.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated herein.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of and the performance of its obligations under any Warrant Agreement to be entered into in connection with the issuance of Warrants and the Securities, any Deposit Agreement to be entered into in connection with the issuance of Depositary Shares and any Purchase Contract to be entered into in connection with the issuance of any Purchase Contract will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its property is subject, (ii) any law, rule or regulation to which the Company or its property is subject, (iii) any judicial, administrative or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporate Law of the State of Delaware (the "DGCL") and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.With respect to any shares of Common Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, have taken all necessary corporate action to approve the issuance and sale of the Offered Common Stock and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument to which the Company or its property is subject and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its property; (vi) if the Offered Common Stock is certificated, certificates in the form of the specimen certificate examined by us are duly executed and countersigned; and (vii) the shares of Offered Common Stock are registered in the Company's share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.With respect to any shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the "Certificate of Designation"), and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors; (v) the Certificate of Designation relating to the Offered Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument to which the Company or its property is subject and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its property; (vii) if the Offered Preferred Stock is certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are registered in the Company's share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.With respect to any Warrants offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument to which the Company or its property is subject and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, its property or the applicable Warrant Agent; (vii) the Securities into which the Offered Warrants are exercisable have been duly authorized for issuance by the Company; and (viii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, including upon payment of the agreed-upon consideration therefor , the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforcement is sought in equity or at law) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4.With respect to any Depositary Shares representing fractional interests in any series of Preferred Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the "Offered Depositary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Depositary Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Depositary Shares and related matters; (v) the Certificate of Designation relating to such related series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (vi) the terms of such related series of Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to such related series of Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument to which the Company or its property is subject and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, its property or the applicable Depositary; (vii) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (viii) if the shares of such related series of Preferred Stock are certificated, certificates in the form required under the DGCL representing the shares of such related series of Preferred Stock are duly executed and countersigned; (ix) the shares of such related series of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the applicable Depositary for deposit in accordance with the Deposit Agreement; and (x) the Receipts relating to the Offered Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the applicable Depositary in accordance with the provisions of the applicable Deposit Agreement and upon payment in accordance with the provisions of the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the Receipts relating to the Offered Depositary Shares will be legally issued and will entitle the holder thereof to the rights specified in such Receipts and in the applicable Deposit Agreement, provided that the consideration for the related series of Preferred Stock is not less than $0.01 per share of Preferred Stock and except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforcement is sought in equity or at law) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5.With respect to any Purchase Contracts offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the "Offered Purchase Contracts"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Purchase Contracts are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Purchase Contracts and the Securities for which the Offered Purchase Contracts may be settled and related matters; (v) a Purchase Contract Agreement relating to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument to which the Company or its property is subject and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, its property or the applicable Purchase Contract Agent; (vii) any shares of Common Stock or Preferred Stock relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, provided that the consideration for such Common Stock or Preferred Stock is not less than $0.01 per share; (viii) the Certificate of Designation for any Preferred Stock included in such Offered Purchase Contracts has been duly filed with the Secretary of State of the State of Delaware; and (ix) the applicable Offered Purchase Contracts, in the form to be filed on a Current Report on Form 8‑K or other applicable periodic report in the manner contemplated by the Registration Statement or any prospectus supplement relating thereto, have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Purchase Contract Agreement in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, (b) Section 160 of the Delaware General Corporation Law, (c) general principles of equity (regardless of whether enforcement is sought in equity or at law) and (d) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher &Flom LLP